Exhibit 10.17

SETTLEMENT AND LICENSE AGREEMENT

THIS SETTLEMENT AND LICENSE AGREEMENT (the “Agreement”) is made by and among Rambus Inc. (“Rambus”), on the one hand, and Infineon Technologies AG, Infineon Technologies North America Corp. and Infineon Technologies Holding North America Inc. (collectively, “Infineon”), on the other hand, effective as of March 18, 2005 (“Effective Date”).

WHEREAS, Rambus and Infineon have rights under certain U.S. and foreign patents and patent applications including the right to license such patents;

WHEREAS, Rambus and Infineon are currently parties to a number of disputes and court actions relating to certain memory products and memory interface technology;

WHEREAS, Rambus and Infineon wish to settle such disputes and court actions and all claims between them related thereto;

WHEREAS, Rambus wishes to grant Infineon a license to U.S. and foreign patents and patent applications relating to memory products, as hereinafter defined, under which Rambus now has, or may hereafter, acquire any rights, and Infineon wishes to grant Rambus a license to U.S. and foreign patents and patent applications relating to memory interfaces, as hereinafter defined, under which Infineon now has, or may hereafter, acquire any rights

WHEREAS, Rambus and Infineon have agreed to the conditions, releases, and other obligations set forth herein as full, final and complete resolution of the claims asserted in such disputes and court actions; and

WHEREAS, this Agreement is entered into for the purpose of settlement and compromise only,

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Rambus and Infineon agree as follows.

ARTICLE 1

Definitions

The following terms used herein with initial capital letters shall have the respective meanings specified in this Article 1.

1.1

Affiliate. The term “Affiliate” means any entity controlling, under common control with, or controlled by, a party. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise), provided that, in any event, any entity that owns or holds, directly or indirectly, more than fifty percent (50%) of

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the voting securities, partnership or other equity interests of any other entity will be deemed to control such entity.

1.2	Disputes. The term “Disputes” means the court actions listed hereinafter and any and all disputes related thereto:

(a)	the Richmond patent litigation (Rambus Inc. v. Infineon Technologies AG et al., No. 3:00cv524 (E.D. Va. Filed Aug. 8, 2000) (“The Richmond Patent Litigation”)

(b)	the California patent litigation (Rambus Inc. v. Hynix Semiconductor Inc. et al., No. C05-00334 EDL (N.D. Cal. Filed Jan. 25, 2005) (“The California Patent Litigation”)

(c)	the California anti-trust litigation (Rambus Inc. v. Micron Technology Inc. et al., No. 04-431105 (Supr. Ct. Cal., San Fran. Filed May 5, 2004) (“The California Anti-trust Litigation”)

(d)	the German Infringement litigations 7-O-317/00; 7-O-301/04

(e)	the German and European patent office actions Gbm9117296 Lö I 183/00; 5W(pat)443/03; XZB28/04; opposition EP 0525068, T0081/03-351, opposition EP 1004956, opposition EP 1022642, opposition EP 1019911, opposition EP 0870241,

(f)	the respective complaints against the other party filed with the European Commission.

1.3	Leading Suppliers. The term “Leading Suppliers” means, subject to Section 6.6, [***]

1.4	Licensed Rambus Patents. The term “Licensed Rambus Patents” means all patents, utility models, and patent applications, in all countries of the world having a first effective filing date, in any country in the world, prior to March 18, 2005 including, without limitation, all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, and any patents and patent applications related thereto, filed or issued in any country of the world, that are owned or controlled by Rambus or any of its Affiliates on March 18, 2005 (and patents that may issue thereon) to the extent Rambus or its Affiliates is entitled to grant licenses thereunder without the payment of fees to any third party.

1.5	Infineon Patents. The term “Infineon Patents” means (i) all patents, utility models, and patent applications, in all countries of the world having a first effective filing date, in any country in the world, prior to March 18, 2005, including, without limitation, all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, and any patents and patent applications related thereto, filed or issued in any country of the world, that are owned or controlled by Infineon or any of its Affiliates on March 18, 2005 (and patents that may issue thereon) to the extent Infineon or its Affiliates is entitled to grant licenses thereunder without the payment of fees to any third party. Infineon Patents shall not include any patents, utility models, and patent applications, in all countries of the world, pertaining to semiconductor manufacturing or testing technology.

1.6

Infineon Licensed Products. The term “Infineon Licensed Products” means any existing or future Infineon Memory ICs, Infineon Memory Portion, Infineon Memory Modules, or Infineon Module Component. Notwithstanding the foregoing sentence, the parties agree that Laundry

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Products and Disti Products are excluded from the definition of Infineon Licensed Products. The term Infineon includes Infineon Affiliates for the purpose of this Section.

1.7	Laundry Product. The term “Laundry Product” means any product:

(a)	made by or for Infineon or its Affiliates; and

(b)	the design for which product is provided by or on behalf of a third party (“Designing Party”) or owned or controlled by the Designing Party; and

(c)	where such product is supplied by or for Infineon or its Affiliates to the Designing Party or to entities designated by the Designing Party.

“Disti Product” means any product:

(a)	made by a third party (“Manufacturer”) and acquired by Infineon or its Affiliates; and

(b)	for which Infineon and its Affiliates perform only the packaging, or no, or only insubstantial manufacturing activity, such as (without limitation) only marking of such product or performing a minor process step on such product; and

(c)	is sold or otherwise transferred to a third party by Infineon or its Affiliates; and

(d)	is not a design owned or controlled by Infineon.

Notwithstanding the foregoing sentence, a product that meets the above definition of Disti Product shall be deemed not to be a Disti Product if such products are labeled with a part number and trademark of Infineon or its Affiliates (except such labeling requirement shall not apply for low quality, scrap, or other substandard products) and:

(e)	all or a substantial portion of the manufacturing technology the Manufacturer employs in manufacturing such product is provided by Infineon or its Affiliates; or

Infineon or its Affiliates owns or controls (as used in the definition as per Section 1.1) at least twenty percent (20%) of the Manufacturer, and Infineon or its Affiliates have participated substantially in the Manufacturer’s acquisition of the manufacturing technology the Manufacturer employs in manufacturing such product.

1.8	Memory IC. The term “Memory IC” means any semiconductor memory device, or equivalent, having information storage as its primary function and that is not capable of performing any substantial data processing that is not related to information storage, retrieval, or error correction, including but not limited to SDR SDRAM, DDR SDRAM, DDR2 SDRAM, DDR3 SDRAM, GDDR2 DRAM, GDDR3 DRAM, RLDRAM, RLDRAM2, RDRAM, XDR DRAM, Cellular RAM, low power DRAM, SRAM, Flash, MRAM, FRAM, ROM, PROM, EPROM, EEPROM and any subsequent generation of any such products.

1.9

Memory Module. The term “Memory Module” means any unitary substrate (for example, silicon, ceramic or PC board) having at least two (2) Memory ICs or semiconductor devices each having a Memory Portion, physically connected, physically secured or physically stacked onto a unitary substrate device to provide a device having information storage as its primary function,

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where such device itself is not capable of performing any substantial data processing that is not related to information storage, retrieval, error correction or other functions typically performed by or on a Memory IC. For the avoidance of doubt, devices of the type known as fully buffered DIMMs as of the Effective Date are deemed not to be capable of performing any data processing function that is not related to memory storage or retrieval and thus are included within the definition of “Memory Modules.”

1.10	Module Component. The term “Module Component” means any component of a Memory Module other than a Memory IC, provided that such component is marketed by Infineon or its Affiliates solely to facilitate the functions of a Memory Module.

1.11	Memory Portion. The term “Memory Portion” means, for any integrated circuit that is not a Memory IC, any portion(s) of such integrated circuit which performs the functions of a Memory IC, but no other portion of such device. Examples of such excluded portions include without limitation any portion of such device that provides memory controller functionality. An example of a Memory Portion is the memory and memory related circuitry in an embedded memory device, such as in embedded DRAM, embedded MRAM, and embedded Flash memory.

1.12	Memory Interface. The term “Memory Interface” means an interface, or portion thereof, between a logic integrated circuit and a memory integrated circuit, whereby interface shall mean an electrical bus or other similar information path between integrated circuits that is capable of transmitting and/or receiving information between two or more integrated circuits together with the set of protocols defining the electrical, physical, timing and/or functional characteristics, sequences and/or control procedures of such bus or information path.

1.13	Qualifying License Agreement. The term “Qualifying License Agreement” means a license agreement, with Rambus as licensor and a Leading Supplier as licensee, for a license covering [***] and (to the extent that [***] is not one of the aforementioned types of [***] (as defined herein below), where [***] are defined by their respective [***] For the purpose of this Section 1.13, the [***] means the type of [***] that, during the [***] preceding the date when Rambus and the [***] have both signed the license agreement [***] as published by Gartner-Dataquest (or its successor) [***] (or if not published [***], for the last period of at least [***] for which such statistic was so published by Gartner-Dataquest (or its successor). A license agreement shall be deemed a Qualifying License Agreement [***] as described herein.

1.14	Change of Control. The term “Change of Control” of Infineon means a transaction or a series of related transactions in which (i) Infineon, or “control” of Infineon (where control has the meaning set forth in the definition of the term “Affiliate”), is acquired by one or more third parties (including without limitation a merger in which Infineon is not the surviving entity), or (ii) Infineon or any of its Affiliates acquires, by merger, acquisition of assets or otherwise, all or substantially all business or assets of a Memory Unit (as defined herein below). For this purpose, a “Memory Unit” means (A) any entity that manufactures (or has manufactured) and sells Memory ICs, or (B) any division (or other business unit) of an entity, which division (or other business unit) manufactures (or has manufactured) and sells Memory ICs and is responsible for all or substantially all of such Memory IC manufacturing (or having manufactured) and sales of the entity.

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ARTICLE 2

Licenses

2.1	License Grant to Infineon. Rambus and its Affiliates hereby grant to Infineon and its Affiliates a nonexclusive, worldwide irrevocable license (without the right to grant sublicenses) under the Licensed Rambus Patents, for the life of such Licensed Rambus Patents, as set forth in Section 2.2.

2.2	Scope of License. The license granted pursuant to Section 2.1 is a license:

(i)	to make, have made, use, lease, sell, offer to sell, import or otherwise transfer Infineon Licensed Products; and

(ii)	to make, have made, use, lease, sell, offer to sell, import, or otherwise transfer machines, tools, materials, and other instrumentalities, insofar as such machines, tools, materials, and other instrumentalities are involved in, or incidental to, the development, manufacture, testing, use, or repair of Infineon Licensed Products, provided that the license granted under this Section 2.2 (ii) for lease, sale, offers for sale or other transfers shall apply only to those machines, tools, materials, and other instrumentalities which Infineon has or its Affiliates have actually used to develop, manufacture, test, use, or repair more than a de minimis quantity of Infineon Licensed Products.

For the avoidance of doubt, to the extent that Infineon or its Affiliates are exercising their have made rights granted in Section 2.2, the license shall include any Infineon Licensed Products made for Infineon by any of Infineon’s existing and future foundry partners, including but not limited to [***], but only to the extent that such products are sold by Infineon and/or its Affiliates.

It is the intention of the parties that the principles of patent exhaustion under U.S. law apply to the licenses granted hereunder. Thus, the parties agree that, at the minimum, in the event a party sells or otherwise disposes of a product licensed hereunder, then to the extent a patent claim licensed hereunder is directly infringed by such product, such claim is exhausted and may not be asserted against such product regardless of its further use or distribution.

To the extent that any Rambus patent claim is licensed to Infineon under this Agreement for an Infineon Licensed Product, Rambus and its Affiliates covenant that they will not assert a claim of contributory infringement or inducing infringement against Infineon or its Affiliates based upon (a) Infineon or its Affiliates performing any of the activities licensed in Section 2.2; or (b) any activities undertaken by any direct or indirect customer or distributor of Infineon or its Affiliates with respect to such Infineon Licensed Product; or (c) any instructions, information, whitepapers, datasheets or the like that Infineon or its Affiliates may publish or supply with respect to such Infineon Licensed Product. The parties agree that the foregoing sentence shall not limit Rambus’ or its Affiliates’ rights with respect to any third party.

To the extent that [***] asserts against any [***] a claim for [***] under this Agreement, Rambus agrees that [***] any such claim [***] that claim against the [***] and any other entity

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that may have any [***] for the [***] Rambus further agrees that upon any resolution [***] or other entity [***]

2.3	Most Favored Licensee. If Rambus after [***] enters into, or as soon as Rambus has in effect, an agreement entered into after [***] with any third party (other than an Affiliate of Infineon) that [***] and has [***] in any one of the prior [***] calendar years, and where such agreement grants to such third party a license for the then current [***] under [***] than those provided [***] for the previous [***] (where the respective [***] are determined by reports in Gartner Dataquest), then Rambus shall [***] and Infineon shall have the right, in its sole discretion, within [***] by written notice to Rambus, to [***] payments [***] for so long as such [***] are in effect. For the purpose of this Section 2.3, the [***] means the type of [***] at the effective date or during the term of this license agreement during any given [***] had the [***] (as measured in [***] as published by Gartner-Dataquest (or its successor) for the [***] preceding the effective date or any [***] during the [***] of the respective license agreement (or if not [***] for the last period of at least [***] for which such statistic was so published by Gartner-Dataquest (or its successor).

2.4	Limited License under other Rambus patents. Until Infineon has made the last of the quarterly payments specified under Article 6, but, in any event, at least for the period of [***], Rambus and its Affiliates hereby grant to Infineon and its Affiliates a nonexclusive, world-wide, irrevocable license (without the right to grant sublicenses), of the same scope as per Section 2.2, under all patents and patent applications, other than Licensed Rambus Patents, including, without limitation, all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, filed or issued in any country of the world, that are owned or controlled by Rambus or any of its Affiliates now or hereafter (and patents that may issue thereon) to the extent Rambus or its Affiliates is entitled to grant licenses thereunder without the payment of fees to any third party. At the expiration of the period set forth in this Section 2.4, and subject to Article 3, the licenses granted under this Section 2.4 shall terminate.

2.5	Infineon License to Rambus. Infineon hereby grants to Rambus and its Affiliates a non-exclusive, non-transferable, worldwide, irrevocable, fully paid license (without the right to grant sublicenses) under the Infineon Patents, for the life of such Infineon Patents, to make, have made, use, lease, sell, offer to sell, import, or otherwise transfer Memory Interfaces and designs for Memory Interfaces in any form.

2.6	No Implied Licenses. The parties agree that except as expressly granted in this Agreement, there are no patent or other intellectual property licenses or rights granted or arising hereunder to either party or to any third party, expressly, by implication, estoppel, or under any other legal theory.

ARTICLE 3

License Request

3.1	Upon request of Infineon, Infineon and its Affiliates shall be entitled to obtain and Rambus shall grant an additional license of the same scope as per Section 2.4, at the then applicable most favored licensee terms and conditions. During the period of [***] following the later of (i) Infineon’s last quarterly payment under this Agreement or (ii) [***], the terms and conditions of this additional license may not exceed a quarterly payment of [***].

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3.2	Any payments made by [***] granted in accordance with Section 3.1 shall be [***] be obligated [***] obligations according to Section [***] are [***] under Section [***] of Section [***]. Additionally, [***] Infineon makes payments in accordance with Section [***] receives notice from Rambus of [***] that [***] Section [***] Infineon shall [***] during the full period that it makes payments under Section [***] Sections [***] beginning on the date of notice of [***]. For example, [***] Section [***] and made [***] before receiving [***] on [***] will be treated as [***] beginning [***]

3.3	Further, upon request of Infineon, Infineon and its Affiliates shall be entitled to obtain and Rambus shall grant to Infineon and its Affiliates a license under any patents, utility models, and patent applications, including, without limitation, all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, filed or issued in any country of the world, that are owned or controlled by Rambus or any of its Affiliates now or hereafter (and patents that may issue thereon) to the extent Rambus or its Affiliates is entitled to grant licenses thereunder without the payment of fees to any third party, for [***] at the then applicable most favored licensee terms and conditions.

ARTICLE 4

Releases

4.1	Releases by Rambus.

(a)	Patent Release. Rambus hereby irrevocably releases, acquits and forever discharges any and all patent infringement claims it has or may have had against any entity’s making, having made, using, leasing, selling, offering to sell, importing or otherwise transferring any Infineon Licensed Product where such activity took place prior to the effective date, solely to the extent that such activity, had it occurred after the Effective Date would be licensed under Article 2 of this Agreement. For the avoidance of doubt, and because Inotera is a defendant in the California Patent Litigation, to the extent that Infineon or its Affiliates were having Infineon Licensed Products made by Inotera prior to the Effective Date, and to the further extent that such activity would be within the license granted to Infineon and its Affiliates in Article 2 of this Agreement had such activities occurred after the Effective Date, the release granted in the preceding sentence shall extend to the benefit of Inotera for such activities.

(b)	General Release. Rambus hereby irrevocably releases, acquits, and forever discharges Infineon, its Affiliates, its and their respective former or current directors, officers, and employees from any claims, counterclaims, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind and nature (including, without limitation, patent infringement, antitrust, unfair competition, conspiracy or competition based claims), whether known or unknown, suspected or unsuspected, throughout the world, that (i) were asserted by Rambus in the Disputes, or (ii) could have been asserted by Rambus.

(c)	Releases between Rambus and Siemens. Rambus and Siemens each grant the other the release as set forth in Exhibit 4.1(c) hereto.

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4.2	Releases by Infineon.

(a)	Patent Release. Infineon hereby irrevocably releases, acquits and forever discharges any and all patent infringement claims it has or may have had against any entity’s making, having made, using, leasing, selling, offering to sell, importing or otherwise transferring any products or designs where such activity took place prior to the Effective Date, solely to the extent that such activity, had it occurred after the Effective Date would be licensed under Article 2 of this Agreement.

(b)	General Release. Infineon irrevocably releases, acquits and forever discharges Rambus, its Affiliates, and its and their respective former or current directors, officers, and employees from any claims, counterclaims, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind and nature (including, without limitation, patent infringement, antitrust, unfair competition, conspiracy or competition based claims), whether known or unknown, suspected or unsuspected, throughout the world, that (i) were asserted by Infineon in the Disputes, or (ii) could have been asserted by Infineon.

4.3	Releases Shall Remain Effective. Each of Rambus and Infineon acknowledges that, after entering into this Agreement, they may discover facts different from, or in addition to, those they now believe to be true with respect to the conduct of the other party. Each of Rambus and Infineon intends that the releases and discharges set forth in this Article 4 shall be, and shall remain, in effect in all respects as written, notwithstanding the discovery of any different or additional facts.

4.4	Waiver of California Civil Code § 1542. In connection with the releases and discharges described in this Article 4, each of Rambus and Infineon acknowledges that it is aware of the provisions of section 1542 of the Civil Code of the State of California, and hereby expressly waives and relinquishes all rights and benefits that it has or may have had under that section (or any equivalent law or rule of any other jurisdiction), which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4.5	Stipulations and Orders for Dismissal.

(a)	Concurrent with the execution of this Agreement, Infineon, its respective Affiliates, and Rambus, shall execute stipulations and orders for the dismissal with prejudice of all claims and counterclaims against one another and between Rambus and Siemens in The Richmond Patent Litigation, the California Patent Litigation and the California Anti-trust Litigation in the form attached hereto as Exhibit 4.5.

(b)

Rambus shall within ten (10) business days of the Effective Date, file a motion to withdraw with prejudice any of its infringement claims against Infineon and its Affiliates pending at the Federal Court of Mannheim (Landgericht Mannheim), Germany. Likewise, within ten (10) business days of the Effective Date, Infineon shall file a motion

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to withdraw with prejudice all its office actions pending at the German and European Patent offices and or patent courts against any of the Licensed Rambus Patents. To the extent a withdrawal of an action is not possible, Infineon shall within ten (10) business days of the Effective Date inform the respective patent office or patent court that Infineon does no longer actively pursue such action.

4.6	Costs and Attorneys’ Fees.

For the infringement claims pending at the Federal Court of Mannheim (Landgericht Mannheim), Germany, and the case of the utility model (Gbm 9117296U1) Rambus shall bear the responsibility for and pay the court fees, and in case of the utility model, the court and patent office fees.

For all cases, the parties agree that each will pay its respective attorneys’ fees.

Both parties will, within ten (10) business days following the Effective Date, inform the European Commission that they have settled their disputes and that they no longer wish to actively pursue those aspects of the complaints the parties have filed against each other or against Siemens AG and its Affiliates.

Both parties will, within ten (10) business days following the Effective Date, inform the United States Federal Trade Commission that they have settled their disputes.

4.7	No Admission. Nothing contained in this Agreement, or done or omitted in connection with this Agreement, is intended as, or shall be construed as, an admission by any party of any fault, liability or wrongdoing.

4.8	No Contest. Infineon and its Affiliates agree that they shall not contest in any proceeding the validity, scope, or enforceability of any of the Licensed Rambus Patents or any claim thereof. except to the extent that Rambus assert any claim of infringement of any such patent against Infineon or its Affiliates. Rambus and its Affiliates agree that they shall not contest in any proceeding the validity, scope, or enforceability of any of the Infineon Patents or any claim thereof except to the extent that Infineon assert any claim of infringement of any such patent against Rambus or its Affiliates.

ARTICLE 5

Term

5.1

Term. The term of this Agreement shall be from the Effective Date until the expiration of the last to expire of the Licensed Rambus Patents. Neither party may terminate this Agreement for any reason prior to its expiration. This Agreement is based upon an assumption shared by both parties that in the Richmond Patent Litigation there have been no substantive findings or judgments (related to any claims or defenses of the parties) entered since the completion of trial and prior to filing the stipulation of dismissal referenced herein, other than any findings or judgments either reflected in the docket printout attached hereto as Exhibit 5.1, or known by the parties (e.g. due to their inquiry with the Court and Clerk’s Office prior to filing the stipulation of dismissal). If this assumption proves to be incorrect, either or both of the parties understand that they may move pursuant to Rule 60 of the Federal Rules of Civil Procedure for relief from any

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judgment or stipulation dismissing the case with prejudice, and to the extent that the motion is granted and has the effect of returning the case to its state just prior to the filing of the stipulation of dismissal, then this Agreement shall be null and void.

5.2	Survival. The provisions of Articles 1, 3, 4, 5, 7, 9, 10 and 12 shall survive expiration of this Agreement.

ARTICLE 6

Payment

6.1	Notification of Qualifying License Agreements. Within thirty (30) days of each date on which a Leading Supplier becomes or ceases to be subject to a Qualifying License Agreement, Rambus shall notify Infineon of the existence of such Qualifying License Agreement, provided that Rambus’ failure to provide such notice in a timely fashion shall not constitute a breach of this Agreement.

6.2	Payments to First Cap. Subject to Section 6.5, Infineon shall pay Rambus for each calendar quarter starting October 1, 2005 an amount of five million and eight hundred fifty thousand U.S. dollars (US $5,850,000), up to a cumulative amount not exceeding fifty million U.S. dollars (US $50,000,000) (the “First Cap”).

6.3	Payments to Second Cap. Subject to Section 6.5, and upon Rambus’ notice to Infineon of the existence of a [***] with each of [***], and further for so long as these [***] remain in effect during the period [***] Infineon shall continue to pay, or – as the case may be - shall resume payment for each calendar quarter following such notice of [***] an amount of five million and eight hundred fifty thousand U.S. dollars (US $5,850,000) up to a cumulative amount not exceeding one hundred million U.S. dollars (US $100,000,000), including payments to the First Cap (the “Second Cap”). Notwithstanding anything to the contrary in the foregoing sentence, in the event that Rambus fails to provide timely notice of [***] pursuant to Section 6.1, but later provides such notice, Infineon’s payment obligations under this Section 6.3 shall commence upon such notice. In the event Infineon resumes making payments towards the Second Cap at any point in time, Rambus hereby releases Infineon and its Affiliates from any patent infringement claims under patents other than Licensed Rambus Patents, it may have or may have had for making, having made, using, selling, offering to sell, importing or otherwise transferring any Licensed Products where such activity took place prior to date of resuming such payments.

6.4

Payments to Final Cap. Subject to Section 6.5, and upon Rambus’ notice to Infineon of the existence of [***] with each of the [***] and further for so long as these [***] remain in effect during the period [***] Infineon shall continue to pay, or – as the case may be - shall resume payment for each calendar quarter following such notice of [***] an amount of five million and eight hundred fifty thousand U.S. dollars (US $5,850,000) up to a cumulative amount not exceeding one hundred fifty million U.S. dollars (US $150,000,000), including payments to the Second Cap (the “Final Cap”). Notwithstanding anything to the contrary in the foregoing sentence, in the event that Rambus fails to provide timely notice of the existence of the [***] pursuant to Section 6.1, but later provides such notice, Infineon’s payment obligations under this Section 6.4 shall commence upon such notice. In the event Infineon resumes making payments towards the Final Cap at any point in time, Rambus hereby releases Infineon and its Affiliates

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from any patent infringement claims under patents other than Licensed Rambus Patents, it may have or may have had for making, having made, using, selling, offering to sell, importing or otherwise transferring any Licensed Products where such activity took place prior to date of resuming such payments.

6.5	Cessation of Payment Obligations. Except as set forth in Sections 6.3 and 6.4, and subject to Sections 9.1 and 9.4, Infineon shall have no further obligation to make, and may elect at any time to discontinue making, payments under this Agreement once payments by Infineon to Rambus under this Agreement have reached a cumulative aggregate amount equal to the respective applicable cap as per Sections 6.2, 6.3 or 6.4 and Infineon shall in no event have any obligation to pay a cumulative aggregate amount exceeding one hundred fifty million U.S. dollars (US $150,000,000).

6.6	Changes in Identity or Status of Leading Suppliers.

(a)	Except as set forth in Sections 6.6 (b), (c) and (d), in the event that a Leading Supplier ceases to do business (“Former Leading Supplier”), the entity that has [***] (for the last reported calendar year prior to such cessation of business) [***] according to Gartner-Dataquest publications “[***] or any successor report thereto, that was not previously a Leading Supplier shall be deemed a Leading Supplier in place of the Former Leading Supplier.

(b)	In the event that a Leading Supplier (or all or substantially all of its [***] business and/or assets) is acquired by an entity that is not a Leading Supplier (including without limitation Infineon or its Affiliates), such acquiring entity shall be deemed substituted as such Leading Supplier.

(c)	In the event that one or more Leading Supplier(s) (or all or substantially all of its [***] business and/or assets) is acquired by an entity that is a Leading Supplier, such acquiring entity shall be deemed to constitute either two (2) Leading Suppliers (in the event of the acquisition of a single other Leading Supplier) or three (3) Leading Suppliers (in the event of the acquisition of both other Leading Suppliers).

(d)	In the event that a Leading Supplier acquires rights under this Agreement pursuant to Sections 9.1 or 9.4, such Leading Supplier or the resulting entity, as applicable, shall be deemed to be a Leading Supplier and this Agreement shall be deemed a Qualifying License Agreement.

6.7	Wire Transfer. Payments owed under this Agreement shall be made by wire transfer to

Rambus Inc., Account [***]

SWIFT Account: [***]

[***]

[***]

[***]

ABA # [***]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

within forty-five (45) days after the end of each calendar quarter. The first such payment shall be due on November 15, 2005. Rambus shall promptly acknowledge receipt of such payment in writing to Infineon.

Any payments to Rambus hereunder shall be in United States dollars.

Infineon shall be entitled to deduct and pay to the German government any withholding taxes imposed by the German government, in accordance with U.S.-German tax treaties, on any payments payable to Rambus pursuant to this Agreement. Infineon shall promptly provide Rambus with copies of official tax receipts showing that such payments have been made.

6.8	Late Payments. Any payment not received in full by Rambus when due hereunder shall bear interest at the rate of twelve percent (12%) annually (or, if less, the maximum allowed by applicable law) computed for the period beginning on the date such payment is due and ending upon Rambus’ receipt of such payment with applicable interest.

ARTICLE 7

Warranties

7.1	Authority. Rambus represents and warrants that it has the full right and power to grant the licenses, rights, releases and discharges, and to make the covenants, set forth in Articles 2, 3 and 4, that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of such licenses, rights, releases and covenants and/or with any other provision of this Agreement, and that neither Rambus nor any of its Affiliates owns, or has the right to grant licenses under, any patents or pending patent applications in the United States or any country which are not Licensed Rambus Patents, except those patents for which Rambus or its Affiliates may grant licenses only if it pays a fee to a third party. Rambus shall indemnify and hold harmless Infineon and its Affiliates from any claims of a third party based on such third party’s claim of any rights, title or ownership in or under any of the Licensed Rambus Patents. Infineon represents and warrants that it has the full right and power to grant the licenses, rights, releases and discharges, and to make the covenants, set forth in Articles 2 and 4, that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of such licenses, rights, releases and covenants and/or with any other provision of this Agreement, and that neither Infineon nor any of its Affiliates owns, or has the right to grant licenses under, any patents or pending patent applications in the United States or any country which are not Infineon Patents, except those patents for which Infineon or its Affiliates may grant licenses only if it pays a fee to a third party. Infineon shall indemnify and hold harmless Rambus and its Affiliates from any claims of a third party based on such third party’s claim of any rights, title or ownership in or under any of the Infineon Patents licensed hereunder.

7.2	No Assignment of Claims. Each party represents and warrants that it has not assigned any claim or cause of action, or any right(s) underlying any claim or cause of action, it had, has, or may have against the other or its Affiliates as of, or prior to, the Effective Date of this Agreement.

7.3	No Parent Entities. Rambus Inc. and Infineon Technologies AG each respectively represent and warrant that as of the Effective Date, it is not controlled by any other entity, as control is defined in the defined term Affiliate.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE 8

Notices and other Communications

Any notice or other communication required or permitted to be made or given to either party pursuant to this Agreement shall be sufficiently made or given within fifteen (15) days of the date of mailing if sent to such party by registered First Class mail, postage prepaid, addressed to such party at the address set forth below, or to such other address as a party shall designate by written notice given to the other party:

In the case of Infineon:

Infineon Technologies AG

General Counsel

St.-Martin-Straße 53

81669 München

Germany

Fax: +49 89 234 26983

In the case of Rambus:

Rambus Inc.

John Danforth

Senior Vice President and General Counsel

4440 El Camino Real

Los Altos, CA 94022

Fax: +1 650 947 5001

(with a copy, which shall not constitute notice, to the following:)

Robert Eulau

Chief Financial Officer

Rambus Inc.

4440 El Camino Real

Los Altos, CA 94022

ARTICLE 9

Assignments

Assignment by Infineon. Infineon may [***] except that subject to Section 9.6, Infineon shall have the right, [***] (respectively to the extent specified in the last sentence of this Section 9.1)) under this Agreement [***] of this Agreement which shall [***] whether by way of merger, acquisition, corporate reorganization, the sale of all, or substantially all, assets of its business, or otherwise expressly or by operation of law, provided that the [***] including without limitation all of [***] pursuant to this Agreement, and provided further that, effective as of the effective date of the Assignment:

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(a)	if there is no Assignee License Agreement, then [***] (as hereinafter defined) [***] in the last [***] immediately preceding the Assignment and [***] in the last [***] immediately preceding the Assignment.

For example if Infineon’s [***] prior to the Assignment was [***] and Infineon [***] then the [***] prior to the Assignment was [***]. If further the [***] as per (i) [***] as per (ii) [***], then the following [***] shall apply: the [***] following the Assignment shall be [***] the [***] shall be unchanged at [***] and the applicable [***] the respective [***] pursuant to Sections [***] shall be [***]

(b)	If there is an Assignee License Agreement, then Rambus and the Successor Entity shall negotiate, diligently and in good faith, an appropriate [***], if applicable, under this Agreement to account for any additional [***] under this Agreement resulting from the Assignment. If within [***] and the [***] do not reach agreement on the [***]

[***], considering that it is the intent of the parties that:

(1)	Distribution of a [***] should not obligate the [***] to [***] under both [***] above and under the terms of the Assignee License Agreement.

(2)	If, after the effective date of the Assignment, no [***] is the [***] then, prospectively, [***] shall apply.

(3)	Rambus should be able to [***], with respect [***] that would be payable if there were no Assignee License Agreement. The extent of such benefits shall be determined according to the [***]

(4)	Rambus should not receive [***] as a result of the Assignment than if there were no Assignee License Agreement.

(5)	Any late payments resulting from this negotiation and/or arbitration shall bear interest at the rate of twelve percent (12%) (or, if less, the maximum allowed by applicable law) per year, from the date that such payment would otherwise have been due

(For example, [***] provided for payment to Rambus of [***] for the right to make and sell up to [***] then Rambus would retain this [***] but there would be [***] of the [***] By way of further example, if [***]

The parties shall meet within [***] after the Effective Date to discuss additional such principles and further details of such principles.

For the purpose of this Section 9.1:

“[***] Sales” shall mean the worldwide value in U.S. dollars of sales, transfers and other distributions of [***].

“Infineon” means Infineon and its Affiliates.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[***] means the type of [***] during the [***] preceding the effective date of the Assignment, had the [***] as published by Gartner-Dataquest (or its successor) [***] for which such statistic was so published by Gartner-Dataquest (or its successor).

“Assignee” means the entity to which this Agreement is assigned (or, if a series of related assignments pursuant to a series of related transactions, the entity that is the assignee of this Agreement pursuant to the last such assignment and is therefore the ultimate holder of this Agreement), and its Affiliates.

“Assignee License Agreement” means an agreement, if any, pursuant to which, as of the effective moment of the Assignment, the Assignee is licensed by Rambus to make, use, and sell one or more types of [***] (“Assignee Licensed DRAMs”), provided that one of the Assignee Licensed DRAMs is the [***].

It is understood and agreed that upon any Assignment of this Agreement by Infineon, all references to “Infineon” in the body of this Agreement (except Section 1.2) shall be deemed to be references to the Assignee, including without limitation all references to “Infineon” in Sections 1.6 and 1.7.

It is understood that, subject to [***], the [***] (respectively to the extent specified in the last sentence of this Section 9.1) shall [***] as of the corresponding scope as per [***], and further [***] (with respect to Leading Suppliers). [***]

9.2	Assignment by Rambus. Rambus may not transfer or assign any rights or licenses under this Agreement, except that Rambus shall have the right, without the approval of Infineon, to assign this Agreement to any successor to all or substantially all of Rambus’ business or assets, provided that the licenses granted to Rambus and its Affiliates hereunder shall terminate in the event of such assignment. For the avoidance of doubt, also the assignee of this Agreement shall not be licensed under the assigned Agreement.

9.3	Assignment of Patents. Any assignment or transfer by a party hereto of all or part of its ownership interest in any patent or patent application owned or controlled by the party shall be subject to this Agreement and to all amendments, modifications, replacements, and extensions of this Agreement. Any such assignment or transfer shall not make any commitments to others inconsistent with, or in derogation of, any rights granted to the other party in this Agreement, and such assignee or transferee shall take subject to the pre-existing rights.

9.4	Change of Control of Infineon.

For the purpose of this Section 9.4:

“[***] Sales” shall mean the worldwide value in U.S. dollars of sales, transfers and other distributions of [***].

“Infineon” means Infineon and its Affiliates.

[***] means the type of [***] during the last [***] preceding the effective date of the [***], had the [***] as published by Gartner-Dataquest (or its successor) [***] for the last period of at least [***] for which such statistic was so published by Gartner-Dataquest (or its successor).

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Successor Entity” means the entity resulting from a Change of Control.

“Prior Entities” means all of the entities (including without limitation companies and business units of companies) that, after the Change of Control, comprise the Successor Entity, and their Affiliates. as such entities and their Affiliates existed immediately preceding the Change of Control, but excluding Infineon and it Affiliates as they existed immediately preceding the Change of Control.

“Prior Entities License Agreement” means an agreement, if any, pursuant to which, as of the effective moment of the Change of Control, any of the Prior Entities is licensed by Rambus to make, use, and sell one or more types of [***] (“Prior Entities Licensed DRAMs”) provided that one of the Prior Entities Licensed DRAMs is the [***].

(a)	if there is no [***], then upon a [***] the payment obligations under this Agreement shall be [***] immediately preceding the [***] immediately preceding the [***]

For example [***] prior to the [***] and [***] had already paid [***] then the payment obligations prior to the [***] as per (i) [***] as per (ii) [***] then the following adjustment shall apply: the [***] following the [***] shall be [***]

(b)	If there is a [***], then Rambus and the Successor Entity shall negotiate, diligently and in good faith, an appropriate [***] under this Agreement resulting from the Change of Control. If within [***] after the [***]

The parties shall negotiate, and the arbitrator shall render his decision, considering that it is the intent of the parties that:

(1)	Distribution of a [***] should not obligate the [***] to [***] under both [***] above and under the terms of the [***].

(2)	If, after the effective date of the Change of Control, no [***] is the [***] then, prospectively, [***] shall apply.

(3)	Rambus should be able to [***], with respect [***], to the extent such [***] that would be payable if there were no [***]. The extent of such benefits shall be determined according to the [***]

(4)	Rambus should not receive less [***] than if there were no [***]

(5)	Any late payments resulting from this negotiation and/or arbitration shall bear interest at the rate of twelve percent (12%) (or, if less, the maximum allowed by applicable law) per year, from the date that such payment would otherwise have been due.

(For example, [***] provided for payment to Rambus of [***] for the right to make and sell up to [***] then Rambus would retain this [***] but there would be [***] of the [***] By way of further example, if [***]

The parties shall meet within [***] after the Effective Date to discuss additional such principles.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

It is understood and agreed that upon any [***] in which [***] is merged into a successor, all references to [***] in the body of this Agreement [***] shall be deemed to be references to the [***], including without limitation the references to [***] in [***]

It is understood that, subject to [***], the [***] (respectively to the extent specified in the last sentence of this paragraph) shall fully extend to the entity resulting from the [***] and any entity resulting from a [***], subject to such resulting entity’s [***], and further [***]

In addition, upon any Change of Control of Infineon in which Infineon becomes controlled (as “control” is defined in the definition of “Affiliate”) by an Affiliate, then Infineon shall be entitled, on written notice to Rambus, to Assign this Agreement, in accordance with Section 9.1, to any of its Affiliates that controls Infineon.

9.5	Impermissible Assignments Null and Void. Any purported transfer or assignment of this Agreement not expressly permitted under this Article 9 shall be null and void and of no effect.

9.6	Limited Extension of Releases. Notwithstanding anything to the contrary contained in this Agreement, the [***] set forth in [***] and granted, extended and/or transferred to a [***], or to [***], may only be so granted, extended and/or transferred to such entity if (a) such entity is not a [***] as of the Effective Date); or (b) such entity is a [***] as of the Effective Date (or a successor to all or substantially all of the assets and liabilities of a [***] as of the Effective Date) [***], been granted, extended and/or transferred to a [***]

9.7	Arbitration for purposes of Section 9.1 and 9.4:

The arbitration shall be under the then current International rules of the American Arbitration Association, subject to the additional limitations set forth herein, and shall take place in New York, New York. The arbitration shall be conducted by a single arbitrator appointed in accordance with such rules. Each party to the arbitration shall prepare a written proposal setting forth its position with respect to the substance of the dispute. Without delaying the arbitration procedures, for a period not to exceed three (3) days commencing no later than fifteen (15) days after the arbitrator has been selected, the parties shall exchange and discuss their respective written proposals in good faith in an effort to resolve the matter. The arbitrator shall select one of the requested positions as his decision, and shall not have authority to render any substantive decision other than to so select the position of either Rambus or the Successor Entity. If one party does not submit to the arbitrator a written proposal setting forth its position within the time period established by the arbitrator therefor, the arbitrator shall select the other party’s position. The costs of such arbitration shall be shared equally by the parties, and each party shall bear its own expenses in connection with the arbitration. The parties shall use good faith efforts to complete arbitration under this section within ninety (90) days following a request by a party for such arbitration. Likewise, the arbitrator shall limit discovery as reasonably practicable to complete the arbitration in the foregoing time frames. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE 10

Dispute Resolution

10.1	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of Delaware, without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware or the United States.

10.2	English Language. This Agreement is executed in the English language and no translation shall have any legal effect.

10.3	Jurisdiction and Venue. Any legal action, suit or proceeding arising under, or relating to, this Agreement, shall be brought in the federal or state courts of the State of Delaware and each party agrees that any such action, suit or proceeding may be brought only in such courts. Each party further waives any objection to the laying of venue for any such suit, action or proceeding in such courts.

ARTICLE 11

Audits

11.1	[***] and in addition within [***] months following notice to Infineon of a Qualifying License Agreement which would lead to the respective higher payment cap pursuant Sections 6.2 through 6.4, or a notice as per Article 2.3, which could lead to adjustment of payments, Rambus shall permit an independent certified public accounting firm designated by Infineon and reasonably acceptable to Rambus and subject to reasonable confidentiality obligations to have access during normal business hours to Rambus’ facilities and premises, to allow such accounting firm to conduct an audit, at Infineon’s sole expense, of Ram bus’s books, records and agreements for the sole purpose of verifying: (i) Rambus’ compliance with its obligations under Section 2.3; and (ii) the existence and terms of Qualifying License Agreements and whether such agreements are, or remain, in effect and are fulfilled by the respective parties, provided that such accounting firm shall report to Infineon only whether such license agreements meet the requirements of Qualifying License Agreements and/or the amount of an adjusted quarterly payment as per Article 2.3.

11.2	Rambus Audit Right. Rambus shall have the right, [***] within [***] months following each event as per Section 9.1 (Assignment) or Section 9.4 (Change of Control) to examine and audit, at Rambus’ cost, through an independent certified public accounting firm mutually acceptable to both parties (Infineon’s approval not to be unreasonably withheld or delayed), during normal business hours, all such records as bear upon the Payment Amount adjustments pursuant to Sections 9.1 and 9.4. Prompt adjustment shall be made by Infineon to compensate for any errors and/or omissions disclosed by such examination or audit which result in an underpayment of royalties hereunder, together with interest thereon from the date the payment was due at an annual rate equal to twelve percent (12%) (or, if less, the maximum allowed by applicable law).

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE 12

Miscellaneous

12.1	Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes any and all prior negotiations, representations, warranties, undertakings or agreements, written or oral, between the parties regarding such subject matter.

12.2	Relationship of the Parties. Nothing contained in this Agreement shall be construed as creating any association, partnership, joint venture or the relation of principal and agent between Rambus and Infineon. Each party is acting as an independent contractor, and no party shall have the authority to bind any other party or its representatives in any way.

12.3	Confidentiality. Neither party shall disclose the terms and conditions of this Agreement to any third party without the prior written consent of the other party, except as provided in Section 4 herein or as may be required by law or as may be reasonably necessary to enforce this Agreement. Each party may disclose the terms of this Agreement: (i) to its legal counsel or, under a suitable confidentiality agreement, to accountants or its other professional advisors; (ii) to any governmental or regulatory authority to comply with regulatory requirements (in a redacted or sealed form to the extent possible after consulting with the other party and as determined by the good faith advice of the applicable party’s outside counsel); (iii) to any court or governmental body or agency compelling such disclosure (after consulting with the other party and in a redacted or sealed form to the extent possible); (iv) under a suitable confidentiality agreement, to a prospective successor (whether by way of merger, corporate reorganization, the sale of all, or substantially all, assets, or otherwise) in connection with due diligence activities relating to any such prospective transaction; (v) as otherwise may be required by applicable securities and other law and regulation (after consulting with the other party and in a redacted or sealed form to the extent possible as determined by the good faith advice of the applicable party’s outside counsel), including to legal and financial advisors in their capacity of advising a party in such matters; (vi) under a suitable confidentiality agreement, to banks, investors and other financing sources and their advisors; or (vii) during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (A) the restrictions are embodied in a court-entered protective order limiting disclosure to outside counsel and (B) the disclosing party informs the other party in writing at least ten (10) business days in advance of the disclosure and shall discuss the nature and contents of the disclosure, in good faith, with the other party.

For the avoidance of doubt, upon execution of this Agreement, or thereafter, Rambus, in its discretion, shall be entitled to file a copy of this Agreement with the U.S. Securities and Exchange Commission (after consulting with Infineon and in a redacted or sealed form to the extent possible as determined by the good faith advice of Rambus’ outside counsel).

In addition, Rambus shall be entitled to disclose the terms and conditions of this Agreement to independent auditors to the extent necessary to comply with any “most favored customer” provisions of any other agreement to which Rambus is a party.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

12.4	Headings. The headings of the several articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

12.5	Amendment. This Agreement may not be modified or amended except in a writing executed by authorized representatives of each of the parties.

12.6	Interpretation. Each party confirms that it and its respective counsel have reviewed, negotiated and adopted this Agreement as the agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. Neither party shall be considered to be the drafter of this Agreement or any of its provisions for the purpose of any statute, case law, or rule of interpretation or construction that would, or might cause, any provision to be construed against such party.

12.7	Successors and Assigns. This Agreement shall benefit, and be binding upon, the parties hereto and their respective permitted assignees, successors in interest, and Affiliates.

12.8	Authority. Each party represents that it is fully authorized to enter into the terms and conditions of, and to execute, this Agreement.

12.9	No Third Party Beneficiaries. Unless otherwise expressly stated herein, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective permitted assignees, successors in interest, and Affiliates any rights or remedies under or by reason of this Agreement.

12.10	Severability. If any provision of this Agreement is held to be invalid or unenforceable, the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation shall save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect. If any provision is so severed, Rambus and Infineon shall use their respective best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, that most nearly effects the parties’ intent in entering into this Agreement.

12.11	No Waiver. The failure of either party to enforce, at any time, any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions, and shall not be deemed in any way to affect the validity of this Agreement or any part thereof, or the right of either party to later enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

12.12	Counterparts; Facsimile Transmission. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Each party may rely on facsimile signature pages as if such facsimile pages were originals.

12.13

 Public Statements. The parties agree that no later than the first business day after the Effective Date, each shall issue the press release attached hereto as Exhibit 12.13. Thereafter, Rambus and Infineon shall consult with each other and agree before issuing a press release or otherwise making any public statement with respect to the terms and conditions of this Agreement and shall

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

not issue such press release or make any such public statement prior to such agreement, except that either party shall be free to repeat all or any portion of the information contained in the press release in Exhibit 12.13 and each party shall be free to discuss the existence of the Agreement and its own reasons for entering into it.

12.14	Non-Disparagement. Each party shall not make any public statements relating to the Disputes or this Agreement disparaging the other party or its shareholders, directors, officers, employees or agents.

12.15	Release of Documents. Infineon agrees that Rambus’ outside counsel of record in the California Anti-trust Litigation may immediately have access to and make use of for purposes of the California Anti-trust Litigation all documents previously produced by Infineon to plaintiffs’ counsel for the DRAM consumer class actions currently pending in California involving DRAM. Access to and use of such documents shall otherwise be prohibited except as permitted in the protective orders in the DRAM consumer class actions or as permitted in the protective order the trial judge has indicated will shortly be entered in California Anti-trust Litigation. If Rambus exercises its right to such immediate access and use, then, if Rambus should seek further discovery from Infineon in The California Anti-Trust Litigation, Rambus shall pay 100 % of Infineon’s attorneys’ fees, expenses and costs related to Infineon’s successful efforts in obtaining a protective order against any portion of future discovery Rambus may seek from Infineon.

If Rambus exercises its right to such immediate access and use, Rambus further agrees that it will not use any confidential Infineon document at any public hearing or trial, or otherwise cause a confidential Infineon document to become public, without either the prior written consent of Infineon or on ten (10) days notice to Infineon in writing so that Infineon may file any appropriate motions or other applications in the relevant forum to protect the confidentiality of the document.

***

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the parties hereto, by its duly authorized representative, has executed this Agreement as of the Effective Date first written above.

RAMBUS		INFINEON

Rambus, Inc.		Infineon Technologies AG

By:	/s/ Harold Hughes	By:	/s/ A.V. Zitzewitz Guenther Stang

Name:	Harold Hughes	Name:	A.V. Zitzewitz Guether Stang

Title:	C.E.O.	Title:	Member of Mgmt Board IFX / Corp. Counsel

Date:	3/21/2005	Date:	29.3.05

Infineon Technologies North America Corp.

		By:	/s/ Miriam Martinez

		Name:	Miriam Martinez

		Title:	VP & CFO

		Date:	3/21/2005

Infineon Technologies Holding North America Inc.

		By:	/s/ Miriam Martinez

		Name:	Miriam Martinez

		Title:	V.P. & CFO

		Date:	3/21/2005

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT 4.1 (c)

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (hereinafter, “Agreement”) is made and entered into by and between Rambus Inc. (referred to herein as “Rambus”) and Siemens AG and Siemens Corporation (collectively referred to herein as “Siemens”).

WHEREAS, there is pending in the Superior Court of the State California for the City and County of San Francisco, an action filed by Rambus captioned as Rambus Inc. v. Micron Technology, Inc. et al, Case No. 04-43 1105 (“The California Anti-trust Litigation”);

WHEREAS, Rambus desires to resolve any claims it might have against Siemens, anytime and anywhere that arise out of or are related to or are similar to the claims alleged in The California Anti-trust Litigation, in an expeditious manner;

WHEREAS, Siemens desires to resolve any counter- or cross-claims it might have against Rambus, anytime and anywhere that arise out of or are related to or are similar to the claims alleged in The California Anti-trust Litigation, in an expeditious manner;

WHEREAS, Siemens denies liability to Rambus and, if Rambus pursued any claims against Siemens, Siemens would assert a number of defenses in response to such claims;

WHEREAS, Rambus denies liability to Siemens and, if Siemens pursued any counter or cross-claims against Rambus, Rambus would assert a number of defenses in response to such claims; and

WHEREAS, Rambus and Siemens agree that neither this Agreement nor any statement made in the negotiation thereof shall be deemed or construed to be an admission by or evidence against either party or any of its alleged co-conspirators or evidence of the truth of any allegations in any actions, except in an action to enforce this Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Rambus and Siemens agree as follows:

1. Definitions. As used in this Agreement, the following terms shall be defined as indicated:

(a)	“Rambus Releasees” shall mean Rambus Inc., its respective current and former direct and indirect parents, subsidiaries and affiliates, the present and former officers, directors, employees, agents, attorneys, insurers, and representatives of each of the foregoing, and the predecessors, successors, heirs, executors, administrators and assigns of each of the foregoing.

(b)	“Siemens Releasees” shall mean Siemens Corporation and Siemens AG, their respective current and former direct and indirect parents, subsidiaries and affiliates, the present and former officers, directors, employees, agents, attorneys, insurers, and representatives of each of the foregoing, and the predecessors, successors, heirs, executors, administrators and assigns of each of the foregoing.

2. General Release by Rambus. Rambus hereby irrevocably releases, acquits and forever discharges the Siemens Releasees from all manner of claims, demands, actions, suits, causes of action, whether class, individual or otherwise in nature, damages whenever or wherever incurred, liabilities of any nature whatsoever, including without limitation costs, expenses, penalties and attorneys’ fees, known or unknown, suspected or unsuspected, asserted or unasserted, in law or in equity, which Rambus, whether directly, representatively, derivatively or in any other capacity, ever had, now has or hereafter can, shall or may have, relating in any way to any conduct occurring prior to the effective date of this Agreement, whether now known or unknown, concerning all claims it filed in The California Anti-trust Litigation against Siemens and any other claims, including counter or cross-claims, whether arising under state, federal, or common law, it could have asserted against Siemens relating to or arising out of the matters alleged in the Complaint in The California Anti-trust Litigation.

3. General Release by Siemens. Siemens hereby irrevocably releases, acquits and forever discharges the Rambus Releasees from all manner of claims, demands, actions, suits, causes of action, whether class, individual or otherwise in nature, damages whenever or wherever incurred, liabilities of any nature whatsoever, including without limitation costs, expenses, penalties and attorneys’ fees, known or unknown, suspected or unsuspected, asserted or unasserted, in law or in equity, which Siemens, whether directly, representatively, derivatively or in any other capacity, ever had, now has or hereafter can, shall or may have, relating in any way to any conduct occurring prior to the effective date of this Agreement, whether now known or unknown, concerning any claims, including counter and/or cross claims, whether arising under state, federal, or common law, it could have asserted against Rambus relating to or arising out of the matters alleged in the Complaint in The California Anti-trust Litigation.

4. Waiver of Cal. Civil Code § 1542. With respect to the released claims, both Rambus and Siemens separately and expressly waive and relinquish, to the fullest extent permitted by law, any and all provisions, rights and benefits conferred by (a) § 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

and (b) any similar state, federal, or other law, rule or regulation or principle of common law limiting the enforceability or effect of a release. Rambus and Siemens understand that they may hereafter discover facts other than or different from those that each knows or believes to be true with respect to the subject matter of the claims they release under this Agreement, but each nonetheless hereby expressly waives and fully, finally and forever settles and releases any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or non-contingent claim with respect to the claims released herein, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such other or different facts.

5. Stipulation and Order. Concurrent with the execution of this Agreement, Rambus and Siemens shall execute a stipulation and proposed order for the dismissal with prejudice of all claims in The California Anti-Trust Litigation in the form attached hereto as Exhibit 4.5.

6. Attorneys’ Fees. Each party will pay their own respective attorneys’ fees and costs related to The California Anti-Trust Litigation and this Agreement.

7. Consideration. The consideration of Rambus’ release of claims herein is Siemens’ mutual release if claims against Rambus. The consideration of Siemens’ release of claims herein is Rambus’ mutual release of claims against Siemens.

8. Mutual Warranties. Rambus and Siemens each represents and warrants that it has not assigned, encumbered or in any manner transferred, in whole or in part, any claims it may have against the other or any other Releasee hereunder which otherwise would be a released claim under this Agreement.

9. No Admission of Liability. This Agreement, including all negotiations and discussions leading up to the settlement, shall not constitute an admission of liability or other evidence of any violation of any statute or law or of any liability or wrongdoing by any person or entity, or of the truth of any of the claims or allegations by Rambus, Siemens or any other entity.

10. Confidentiality. Neither this Agreement, nor any of its recitals, terms or provisions, nor any of the negotiations or proceedings connected with it, nor any other action taken to carry out this Agreement, shall be offered as evidence in any pending or future civil, criminal, or administrative action or proceedings, except in a proceeding to enforce this Agreement, or to defend against the assertion of the claims released herein, or as otherwise required by law.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes any and all prior negotiations, representations, warranties, undertakings or agreements, written or oral, between the parties regarding such subject matter.

12. Interpretation. Each party confirms that it and its respective counsel have reviewed, negotiated and adopted this Agreement as the agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. Neither party shall be considered b be the drafter of this Agreement or any of its provisions for the purpose of any statute, case law, or rule of interpretation or construction that would, or might cause, any provision to be construed against such party.

13. Successors and Assigns. This Agreement shall benefit, and be binding upon, the parties hereto and their respective permitted assignees, successors in interest, parents, and Affiliates.

14. Authority. Each party represents that it is fully authorized to enter into the terms and conditions of, and to execute, this Agreement.

15. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation shall save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect. If any provision is so severed, Rambus and Siemens shall use their respective best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, that most nearly effects the parties’ intent in entering into this Agreement.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized representatives, have fully executed this Agreement on the date set forth below.

Dated: March 18, 2005

RAMBUS INC.		SIEMENS

Rambus, Inc.		Siemens AG

By:	/s/ Harold Hughes	By:	/s/ Jon R. Roellke
Name:	Harold Hughes	Name:	Jon R. Roellke
Title:	C.E.O.	Title:	Clifford Chance US LLP Counsel for Siemens AG
Date:	3/21/2005	Date:	March 18, 2005

Siemens Corporation

		By:	/s/ E. Robert Lupone
		Name:	E. Robert Lupone
		Title:	Sr. V.P. & General Counsel
		Date:	March 18, 2005

/s/ Gerard A. Halpin III
Gerard A. Halpin III
V.P., Treasury
March 18, 2005

ATTORNEY OR PARTY WITHOUT ATTORNEY (Name and Address): TELEPHONE NO.:

Joseph W. Cotchett, #36324                                                                      (650) 697-6000

Nancy L. Fineman, #124870

Nanci E. Nishimura, #152621

840 Malcolm Road, Suite 200

Burlingame, California 94010

ATTORNEY FOR (Name):             Plaintiff RAMBUS INC.

FOR COURT USE ONLY RECEIVED MAR 22 2005
Insert name of court and name of judicial district and branch court, if any. SAN FRANCISCO COUNTY SUPERIOR COURT	COTCHETT, PITRE, SIMON & McCARTHY

PLAINTIFF/PETITIONER: RAMBUS INC. DEFENDANT/RESPONDENT: MICRON TECHNOLOGY, INC., a Delaware corporation, et al.
REQUEST FOR DISMISSAL ☐ Personal Injury, Property Damage, or Wrongful Death ☐ Motor Vehicle ☐ Other ☐ Family Law ☐ Eminent Domain ☒ Other (specify): Antitrust	Case Number: 04-431105

— A conformed copy will not be returned by the clerk unless a method of return is provided with the document. —

1. TO THE CLERK: Please dismiss this action as follows:
a. (1) ☒ With prejudice (2) ☐ Without prejudice b. (1) ☐ Complaint (2) ☐ Petition (3) ☐ Cross-complaint filed by (name): on (date): (4) ☐ Cross-complaint filed by (name): on (date):

    (5) ☐ Entire action of all parties and all causes of action

    (6) ☒ Other (specify):* Infineon Technologies AG, Infineon Technologies North America Corp., Siemens

Corporation and Siemens AG only; each party to bear its own fees and costs

Date: March 21, 2005

Nanci E. Nishimura	➢ /s/ Nanci E. Nishimura
(TYPE OR PRINT NAME OF ☒ ATTORNEY ☐ PARTY WITHOUT ATTORNEY)	Attorney or party attorney for: Rambus Inc. (see attached for additional attorneys)

*  If dismissal requested is of specified parties only, of specified causes of action only, or of specified cross-complaints only, so state and identify the parties, causes of action, or cross-complaints to be dismissed.

☒ Plaintiff/Petitioner ☐ Cross-complaint	☐ Defendant/Respondent

2.     TO THE CLERK: Consent to the above dismissal is hereby given.**

Date:

**See attached for signatures**
(SIGNATURE)
(TYPE OR PRINT NAME OF ☐ ATTORNEY ☐ PARTY WITHOUT ATTORNEY)	Attorney or party attorney for:

*  If a cross-complaint - or Response (Family Law) seeking affirmative relief - is on file, the attorney for cross-complainant (respondent) must sign this consent of required by Code of Civil Procedure section 581 (i) or (j).

☐ Plaintiff/Petitioner ☐ Cross-complaint	☐ Defendant/Respondent

(To be completed by clerk)

3. ☐ Dismissal entered as requested on (date):

4. ☐ Dismissal entered on (date): as to only (name):

5. ☐ Dismissal not entered as requested for the following reasons (specify):

6. ☐ a. Attorney or party without attorney notified on (date):

         b. Attorney or party without attorney not notified. Filing party failed to provide

         ☐ a copy to conform              ☐ means to return conformed copy

Date:	Clerk, by , Deputy

Form Adopted by the Judicial Counsel of California 982(a)(5) [REV. January 1, 1997] Mandatory Form	REQUEST FOR DISMISSAL	Code of Civil Procedure, §581 et. seq. Cal. Rules of Court, rules 383 1233 FILE COPY

ADDITIONAL COUNSEL FOR PLAINTIFF RAMBUS INC.:

Dated: March 21, 2005	MUNGER, TOLLES & OLSON LLP

	By:	/s/ Gregory P. Stone@
GREGORY P. STONE, #78329
BRADLEY S. PHILLIPS, #85263
STEVEN M. PERRY, #1 06 154
SHONT E. MILLER, #210801
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071-1560
Tel: (213) 683-9100
Fax: (213) 687-3702

Attorneys for Plaintiff
RAMBUS INC.

2.	TO THE CLERK: Consent to the above dismissal is hereby given.

Dated: March 21, 2005	KIRKLAND & ELLIS LLP

	By:	/s/ Sarretta C. McDonough/BRO
SARRETTA C. MCDONOUGH, #192858
777 South Figueroa Street
Los Angeles, CA 90017
Tel: (213) 680-8400
Fax: (213) 680-8500

Attorneys for Defendants
INFINEON TECHNOLOGIES NORTH
AMERICA CORP. and INFINEON
TECHNOLOGIES AG

Dated: March 21, 2005	CLIFFORD CHANCE

	By:	/s/ Jon R. Roellke/BRO
NANCY RABER
JAMES WEIDNER
JON R. ROELLKE
2001 K Street, N.W.
Washington, DC 20006-1001
Tel: (202) 912-5000
Fax: (202) 912-6000
Attorneys for Defendants
SIEMENS CORPORATION and
SIEMENS AG

Request for Dismissal

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

Richmond Division

RAMBUS INC. Plaintiff,		FILED MAR 21, 2005 CLERK, U.S. DISTRICT COURT RICHMOND, VA
v. INFINEON TECHNOLOGIES AG, et al. Defendants.	Civil Action No.: 3:00 CV524

STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to Federal Rule of Civil Procedure 41(a)(I)(ii), Plaintiff and Counterclaim-

Defendant Rambus Inc. (“Rambus”) and Defendants and Counterclaimants Infineon

Technologies AG, Infineon Technologies North America Corp., Infineon Technologies, Inc.,

Infineon Technologies Holding North America Inc. a/k/a Infineon Technologies Holding

North America Corp., and Infineon Technologies Corp. (collectively “Infineon”), by their undersigned attorneys, hereby stipulate to the dismissal with prejudice of this action,

including, without limitation, all claims and counterclaims alleged by either Rambus or

Infineon in this action at any time (including any claims and counterclaims previously dismissed either voluntarily or involuntarily).

It is further stipulated that each party shall bear its own costs and attorneys’ fees.

DATED: March 21, 2005	DATED: March 21, 2005

/s/ B.C. Riopelle	/s/ R.B. Hill
Brian C. Riopelle (VSB No. 36454)	Michael W. Smith (VSB No. 01125)
Robert M. Tyler (VSB No. 37861)	Craig T. Merritt (VSB No. 20281)
McGUIRE WOODS LLP	R. Braxton Hill, IV (VSB No. 41539)
One James Center	CHRISTIAN & BARTON, LLP
901 East Cary Street	909 East Main Street, Suite 1200
Richmond, Virginia 23219-4030	Richmond, Virginia 23219
(804) 775-1000	(804) 697-4112

OF COUNSEL:	OF COUNSEL:
John M. Desmarais	Gregory P. Stone
Gregory S. Arovas	Steven M. Perry
Michael P. Stadnick	Peter A. Detre
KIRKLAND & ELLIS LLP	MUNGER, TOLLES & OLSEN LLP
Citigroup Center	355 South Grand Avenue, 35th Floor
153 East 53rd Street	Los Angeles, California 90071-1560
New York, New York 10022	(213) 683-9100
(212) 446-4800
ATTORNEY FOR DEFENDANTS	ATTORNEY FOR PLAINTIFF

710237

James J. Elacqua (SBN 187897)

E-mail: JElacqua@dbllp.com

Jeannine Yoo Sano (SBN 174190)

E-mail: JSano@dbllp.com

DEWEY BALLANTINE LLP

1950 University Avenue, Suite 500

East Palo Alto, California 94303-2225

Telephone: (650) 845-7000

Facsimile: (650) 845-7333

Kevin S. Kudlac (admitted pro hac vice)

E-mail: KKudlac@dbllp.com

Pierre J. Hubert (admitted pro hac vice)

E-mail: PHubert@dbllp.com

Brian K. Erickson (admitted pro hac vice)

E-mail: BErickson@dbllp.com

DEWEY BALLANTINE LLP

401 Congress Avenue, Suite 3200

Austin, Texas 78701

Telephone: (512) 226-0300

Facsimile: (512) 226-0333

Attorneys for Plaintiff

Rambus Inc.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

RAMBUS INC.,

Plaintiff,

VS.

HYNIX SEMICONDUCTOR INC., HYNIX SEMICONDUCTOR AMERICA INC., HYNIX SEMICONDUCTOR MANUFACTURING
AMERICA INC.,

INFINEON TECHNOLOGIES AG,
INFINEON TECHNOLOGIES NORTH
AMERICA CORP.,

NANYA TECHNOLOGY CORPORATION,
NANYA TECHNOLOGY CORPORATION
U.S.A.,

INOTERA MEMORIES, INC.,

Defendants.

Case No. C 05 00334 EDL STIPULATED DISMISSAL WITH PREJUDICE (FED. R. CIV. P. 41(a)(1)(i) OF ALL CLAIMS AGAINST DEFENDANTS INFINEON TECHNOLOGIES AG AND INFINEON TECHNOLOGIES NORTH AMERICA CORP.

Stipulated Dismissal With Prejudice of Defendants Infineon Technologies AG and Infineon Technologies North America Corp. No. C 05 00334 EDL

Plaintiff Rambus Inc. hereby dismisses with prejudice all claims asserted by Rambus against Defendants Infineon Technologies AG and Infineon Technologies North America Corp.,

with each party to bear its own costs and attorney fees.

Dated: March 22, 2005

Respectfully submitted,

DEWEY BALLANTINE LLP

By	/s/ Jeannine Yoo Sano
Jeannine Yoo Sano
Attorneys for Plaintiff Rambus Inc.

Stipulated Dismissal With Prejudice of Defendants Infineon Technologies AG and Infineon Technologies North America Corp. No. C 05 00334 EDL

Exhibit 5.1

District Web PACER (v2.4)

[SELECT EVENTS FROM THE DOCKET REPORT FOR CASE: 3:00cv00524

FOR THE PERIOD 03/01/2005 to 03/18/2005]

3/1/05	1044	(CORRECTED VERSION) PROPOSED FINDINGS OF FACT regarding Rambus’ Unclean Hands and Spoliation of Evidence Infineon (cgar)

3/1/05	1045

ORDER denying [1029-1] motion for immediate discovery

regarding the “JRA” Group and Regarding Infineon’s failure

to provide discovery regarding the JRA Group and its

analysis of Rambus patents by Rambus, Inc. ( signed by Judge Robert E. Payne ) Copies Mailed: yes [EOD Date: 3/1/05] (cgar)

3/1/05	1046

ORDER Infineon’s objections to trial exhibits designated by

Rambus in connection with its defense to Infineon’s monopolization counterclaim: PTX 7272; PTX 7275-7297; PTX 7300; PTX 7452-7438; PTX 7985; and PTX 8428 are SUSTAINED (

signed by Judge Robert E. Payne ) Copies Mailed: yes [EOD

Date: 3/1/05] (cgar)

3/1/05	1047

Minute entry: Payne, J., Josett Whalen, For The Record,

Inc., Court Reporter. (1-800-921-5555). Closing Arguments had from Evidentiary Hearing on Spoliation/Unclean Hands.

The Court ruled that Infineon has proved that Rambus had

Unclean Hands and also proved the Spoliation issue. An

Opinion will enter dismissing the Patent Infringement Claims. Defendant’s Motion to Dismiss the Monopolization Claimheard; arguments had. Motion granted. (snea)

[Edit date 03/02/05]

3/1/05	—	Status Conference set at 2:00 3/2/05 before Judge Robert E. Payne (snea)

3/2/05	1048

Minute entry:Payne, J., Diane Daffron, OCR. Parties by

counsel. Matter came on for a Status Conference.

Defendant’s Motion To Dismiss the 17200 Claim Without

Prejudice heard. Rambus’s Motion to Dismiss the 17200 Claim

With Prejudice heard. Arguments had. The Court will grant

the Defendant’s Motion and the 17200 Claim will be

dismissed without prejudice. An Order will enter after the

final judgment on other issues is entered. (snea)

Docket as of March 17, 2005 7:18 pm	Page 150

Proceedings include all events. 3:00cv524 Rambus, Inc., et a1 v. Infineon, et a1		JURY

PROTO

3/3/05	1049

NOTICE of Lodging of Demonstratives and Exhibits used

during its Unclean Hands Closing Argument by Rambus, Inc.;

(6 Black binders labeled “Exhibits” and 1 black binders

(demonstrative) in 2 banker boxes) (cgar)

[Entry date 03/04/05]

3/4/05	1050	TRANSCRIPT of conference call before the Honorable Robert E. Payne for date of 03/03/05 (cgar)

3/16/05	1051	TRANSCRIPT of status conference before the Honorable Robert E. Payne for date of 03/02/05 (cgar) [Entry date 03/17/05]

[END OF DOCKET: 3:00cv524]

PACER Service Center

Transaction Receipt

03/18/2005 11:51:24

PACER Login: cb0033	Client Code:	03570.00001
Description: docket report	Search Criteria:	3:00cv00524
Billable Pages: 2	Cost: 0.16

EXHIBIT 12.13

Infineon Technologies and Rambus Conclude Broad Licensing Agreement

Agreement also settles all existing claims between the two companies

Munich, Germany and Los Altos, California: March 21, 2005 6 AM California – Infineon (NYSE and FSE: IFX)

and Rambus (NASDAQ: RMBS) announced that they have reached an agreement settling all claims between them and licensing the Rambus patent portfolio for use in current and future Infineon products.

Rambus has granted to Infineon a worldwide license to existing and future Rambus patents and patent applications for use in Infineon memory products. In exchange, Infineon will pay a quarterly license fee of US $5.85 million starting by November 15, 2005 through November 15, 2007. After November 15,

2007, and only if Rambus enters into additional specified licensing agreements with certain other DRAM manufacturers, Infineon will make additional quarterly payments which may accumulate up to a maximum of an additional $100 million.

The agreement also provides Infineon an option for acquiring certain other licenses. All licenses provide for Infineon to be treated as a “most-favored customer” of Rambus.

Infineon has simultaneously granted to Rambus a fully-paid perpetual license for memory interfaces.

In addition to the licenses, the two companies have agreed to the immediate dismissal of all pending litigation and have released each other from all existing legal claims.

About Infineon

Infineon Technologies AG, Munich, Germany, offers semiconductor and system solutions for automotive, industrial and multimarket sectors, for applications in communication, as well as memory products. With a global presence, Infineon operates through its subsidiaries in the US from San Jose, CA, in the Asia-Pacific region from Singapore and in Japan from Tokyo. In fiscal year 2004 (ending September), the company achieved sales of Euro 7.19 billion with about

35,600 employees worldwide. Infineon is listed on the DAX index of the Frankfurt Stock

Exchange and on the New York Stock Exchange (ticker symbol: IFX). Further information is available at www.infineon.com.

About Rambus Inc. Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed chip interfaces. Since its founding in 1990,

the company’s innovations, breakthrough technologies and integration expertise have helped industry-leading chip and system companies solve their most challenging and complex I/0 problems and bring their products to market. Rambus’s interface solutions can be found in numerous computing, consumer, and communications products and applications. Rambus is headquartered in Los Altos,

Calif., with regional offices in Chapel Hill, North Carolina, Taipei,

Taiwan and Tokyo, Japan. Additional information is available at www.rambus.com.